                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

KEYSTONE PROPERTY TRUST ANNOUNCES ACQUISITION OF 1.9 MILLION SF PORTFOLIO IN NEW
                                     JERSEY


WEST CONSHOHOCKEN, PENNSYLVANIA, MARCH 13, 2003 - Keystone Property Trust (NYSE:
KTR) (the "Company" or "Keystone") announced today that it has acquired a 1.9 million square foot industrial portfolio in Northern New Jersey for approximately $106 million from entities controlled by Lawrence Berger. The portfolio consists of 11 properties and is approximately 96% leased with an average lease term in excess of 7 years.

The acquisition consists of the following properties:

PROPERTY                  LOCATION                     SIZE
--------                  --------                     ----

Rt 22 East             Bridgewater, NJ              536,902 SF
Industrial Road        Carlstadt, NJ                109,161 SF
Middlesex Avenue       Carteret, NJ                 406,000 SF
Triangle Boulevard     Carlstadt, NJ                 35,350 SF
Kuller Road            Clifton, NJ                  335,000 SF
Webro Road             Clifton, NJ                   93,250 SF
Fieldcrest Avenue      Edison, NJ                    92,532 SF
Talmadge Road          Edison, NJ                   120,308 SF
Eastmans Road          Hanover, NJ                   45,700 SF
Thornton Road          Oakland, NJ                   44,500 SF
Apollo Drive           Whippany, NJ                 119,593 SF


John P. DiCola, Senior Vice President of Keystone, commenting on the transaction, stated, "This was a very complex transaction that has been in the works for over one year. The portfolio encompasses several large bulk distribution assets with stable long-term leases as well as some well-located in-fill assets with real value creation opportunities inherent in them. We are especially pleased to further increase our significant ownership of bulk warehouse product in Northern New Jersey, one of the best industrial markets in the country. With today's announcement, our portfolio in Northern New Jersey stands at over 5 million square feet and when combined with our assets in Central New Jersey our total ownership in the state is approaching 10 million square feet. With our ability to develop an additional 2.7 million square feet we have established ourselves as the most significant public company industrial landlord in the state."

Jeffrey E. Kelter, Chief Executive Officer of Keystone, added, "The acquisition of this portfolio is a significant achievement for the Company; one that required us to use all of our deal-making capabilities in a period of very active capital redeployment. Since we closed on the sale of our Upstate New York Office Portfolio 90 days ago, we have invested over $260 million in 7 different transactions. This activity highlights the inherent advantage in sourcing deals that the Company has established by virtue of its concentration on one asset class in a closely

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           200 Four Falls Corporate Center.West Conshohocken, PA 19428
                      Phone: 484 530.1800.Fax: 484 530.0130
                       Internet: www.keystoneproperty.com
defined geography. In the last three months we have increased our market penetration in Pennsylvania and New Jersey by over 5 million square feet of institutional quality bulk warehouse assets, and by 1.4 million square feet in Indianapolis for our BIT joint venture. Our ability to accomplish this volume of reinvestment in these compelling economic transactions is representative of the strength and depth of our management group and transaction team, in particular."

Keystone Property Trust, with headquarters in West Conshohocken, Pennsylvania, is a fully integrated real estate investment trust with a current portfolio of 120 properties, including properties under development, aggregating approximately 27 million square feet in the Eastern United States. For more information, contact Aleathia M. Hoster at (212) 527-9900, send email to info@keystoneproperty.com or visit the Company website at www.keystoneproperty.com. Media Contact - Michael Beckerman at 908-781-6420, send email to Michael@beckermanpr.com.

This press release may contain statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its trustees, or its officers with respect to the future operating performance of the Company and the result and the effect of legal proceedings. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Important factors that could cause such differences are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's Form 10-K and quarterly reports on Form 10-Q.

CONTACT: Aleathia M. Hoster of Keystone Property Trust (Phone: 212-527-9900)


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           200 Four Falls Corporate Center.West Conshohocken, PA 19428
                      Phone: 484 530.1800.Fax: 484 530.0130
                       Internet: www.keystoneproperty.com